Exhibit 10.1

Consulting Agreement dated November 16, 2007 by and between Wentworth Energy, Inc. and David Steward.

CONSULTING AGREEMENT

This Agreement is made as of this 16th day of November, 2007 but is to be effective as of the 1st day of November, 2007 and is as and between WENTWORTH ENERGY, INC., an Oklahoma corporation (hereinafter referred to as “the Company”) whose address is 112 East Oak Street, Suite #200, Palestine, Texas 75801 and DAVID STEWARD (hereinafter referred to as “the Consultant”) whose address is 420 Reunion, Fairfield, Texas 75840.

WHEREAS the Company is a reporting company whose common stock is registered pursuant to the Securities Exchange Act of 1934 and listed for trading on the Pink Sheets; and

WHEREAS the Consultant is an individual who resides in Freestone County, Texas; and

WHEREAS the Company desires to engage the Consultant as an advisor and the Consultant has agreed to be engaged by the Company in such capacity on the terms and conditions as set forth herein.

NOW THEREFORE, THIS AGREEMENT is hereby made by the parties hereto in consideration of the premises herein contained as well as the covenants and agreements of the parties as set forth below as follow:

1.

DUTIES and DEVOTION OF TIME

1.01

The Consultant will provide consulting services to the Company as required regarding management of the Company and its oil and gas drilling and exploration interests.

1.02

It is acknowledged and agreed by the Consultant that the work of the Consultant is and will be of such a nature that regular hours may not be possible to be kept.  There may be occasions when more of Consultants time is required than eight hours per day, five days per week.  The Consultant acknowledges there will be occasions when evening, week-end and holiday work will be required.  The work of the Consultant is of an advisory and supervisory nature.  The Consultant is an independent contractor and as such hereby releases the Company from any and all claims for overtime pay, regardless of future legislation.

1.03

During the term of this Agreement, the Consultant will be responsible for the following:

a.)  Identification, review, negotiation, acquisition and maintenance of oil and gas property interests;

b.)  Exploration and development of oil and gas properties including negotiations of Joint Operating Agreements and the like;

c.)  obtaining commitments for and securing financing as needed;

d.) Negotiating Contracts;

e.)  Hiring of, reviewing, managing and terminating personnel and consultants;

f.) Oil and gas regulatory compliance;

g.)  Acting as liaison’ with legal counsel, auditors and transfer agents;

h.) Conducting meetings of shareholders and prospective shareholders;

i.)  Responding to shareholder and stock broker communications and inquiries.

1.04

In conducting its duties under this Agreement, the Consultant will report to the Company’s Board of Directors.  At all times the Consultant shall act in accordance with the directives and policies of the Company’s Board of Directors.

2.

TERM

2.01

The effective dates of this Agreement is the 1st day of November, 2007.    The Agreement and engagement of the Consultant will continue in place for not more than one (1) year from the date hereof.  Upon the written consent of the parties hereto, this Agreement may be extended upon terms mutually agreed at that time.  This Agreement may be terminated as provided herein.

3.

REMUNERATION

3.01

The Consultant will faithfully, honestly and diligently provide services to the Company as set forth herein and in consideration of which, the Company will pay the Consultant a fee (herein called “the Monthly Fee”) of Fifteen Thousand ($15,000.00) Dollars U.S. per month.

3.02

The Company will grant to the Consultant stock options to purchase common stock of the Company in such amount and under such terms as is approved by the Company’s board of directors

3.03

The Consultant shall earn the option to purchase 1,000,000 shares of the Company’s common stock at any time before November 1st, 2008 for the sum of $0.50 per share.  Any portion of the stock option herein granted which is not exercised by the Consultant shall expire at 5 o’clock P.M. CDT on November 1, 2008.

3.04

The Company will pay to the Consultant an annual bonus based upon the Company’s financial results, oil and gas production as well as price performance of the Company’s stock.

3.05

The Consultant acknowledges he is an independent contractor and is not an employee of the Company.  The Consultant is solely responsible for the payment of and remittance of all income taxes, assessments, penalties, interest due to any governmental agency of the State of Texas and the United States of America relating to this engagement and from which the Consultant agrees to save the Company harmless from and indemnify for any and all liability therefrom.

3.06

The remuneration payable to the Consultant may be altered from time to time during the term of this agreement by the mutual written agreement of the parties; but not otherwise.

4.

REIMBURSEMENT FOR EXPENSES

4.01

The Consultant will be reimbursed for all reasonable and necessary out-of-pocket expenses incurred by the Consultant in and about the execution of this Consulting Agreement, provided that any expenses in excess of Three Thousand ($3,000.00) Dollars US in any one month be approved in advance by the Company’s Board of Directors.  Reimbursement shall be made within thirty (30) days of invoice submission.

5.

INTERRUPTION OF COMPANY’S BUSINESS

5.01

If during the term of this Agreement the Company discontinues the operation of its business for a period of sixty (60) days, then this agreement will automatically terminate on that sixtieth (60th) day without further liability on the part of either of the parties hereto.

6.

NOTICE

6.01

Any notice to be given under this agreement will be in writing and will be deemed to have been given if sent by telecopy or delivered or sent by prepaid registered mail addressed to the respective party to the address of such party appearing on the first page of this agreement (or to such other address as one party provides to the other in a notice given in accordance with this paragraph.)

7.

CONFIDENTIAL INFORMATION

7.01

The parties hereto acknowledge and agree that the Consultant by virtue of this engagement with the Company will have access to confidential and secret information.  The Consultant agrees that during the term of this agreement as well as beyond its expiration that none of the information deemed confidential or secret shall be divulged or utilized to the detriment of the Company for any reason whatsoever.

8.

CONSULTANT’S LIMITED LIABILITY

8.01

 Consultant shall not be liable to the Company or anyone who might claim through Company for any acts or omissions of the Company’s employees, agents, servants, customers, invitees or trespassers.  The Company will indemnify and hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys fees or attachments arising from or in any way connected with the rendering of Consultant’s services except when they arise from the willful misconduct or culpable negligence of the Consultant and the Consultant has been adjudged to be guilty of willful misconduct or culpable negligence by a court of competent jurisdiction.

9.

TERMINATION OF AGREEMENT

9.01

Notwithstanding any other provision herein contained, it is understood and agreed by the parties hereto that the Consultant my terminate this agreement in its entirety at any time by giving the Company not less than sixty (60) days written notice of his intention to terminate.

9.02

The Company may terminate this agreement in its entirety, at any time and without cause.  In such event, the Consultant will earn a severance fee.  Such severance fee  will consist of honoring the stock options herein granted to Consultant on the terms set forth herein.

9.03

The Consultant shall earn a pro-rata bonus as to any bonus offered to be made or earned, based upon the formula of time spent by the Consultant with the Company beginning on November 1, 2007 and divided by three hundred sixty-five (365) days times the bonus amount offered to be made or earned.

9.04

In the event the Consultant becomes unable to perform services as contemplated herein due to illness, mental incapacity (as certified by a minimum of two medical doctors currently licensed to practice medicine in the State of Texas) or physical incapacity then the Consultant will be entitled to receive the remuneration provided for herein, but provided the period of such illness, mental incapacity or physical incapacity shall not exceed six months.  If such condition, illness or incapacity extends for a longer period than six months then the engagement of the Consultant may, at the option of the Company’s board of directors, be forthwith terminated, without any further compensation being paid to the Consultant.

10.

INDEPENDENT ACTIVITIES

10.01

The Consultant shall have the free and unrestricted right to independently engage in other business endeavors so long as they are not in conflict with the Company’s engagement of the Consultant.

11.

MISCELLANEOUS

11.01

This agreement shall inure to the benefit of and be binding upon the parties hereto as well as their respective successors, permitted assigns, heirs, beneficiaries and personal representatives.

11.02

This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma which shall be deemed the forum for choice of law.

11.03

All rights and remedies of either party hereunder are cumulative and are in addition to and shall not be deemed to exclude nay other right or remedy allowed by law.  All rights and remedies may be exercised concurrently.

11.04

Should any part of this agreement be declared or held invalid for any reason, such invalidity shall not affect the validity of the remainder of this agreement which shall continue in full force and effect and be construed as if this agreement had been executed without the invalid portion and it is hereby declared the intention of the parties hereto that this agreement would have been executed without reference to any portion which may, for any reason, by hereafter declared or held invalid.

11.05

The non-observance, default or breach by either party in respect of any covenant, provision or condition herein contained shall excuse or operate as an excuse at any time.

11.06

This agreement may be modified by the parties in a written instrument signed by the parties hereto or by their successors or permitted assigns.

11.07

The titles of headings to the respective paragraphs of this agreement shall be regarded as having been used for reference and convenience only.

11.08

Time shall be of the essence of this agreement.

11.09

This agreement may be executed in multiple counterparts, each of which will be considered an original, signed agreement by the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by a duly authorized officer or representative as of the date first stated above.

CONSULTANT

THE COMPANY

Wentworth Energy, Inc.

By:   __/s/ David Steward________

By: ___/s/ Michael S. Studdard

        Name: ___David Steward_

      Name: ___Michael Studdard____

      Title_____President____________